UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2006

BORLAND SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10824	94-2895440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20450 Stevens Creek Blvd, Suite 800

Cupertino, California 95014

(Address of principal executive offices, including zip code)

(408) 863-2800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 – Results of Operations and Financial Condition.

On May 2, 2006, Borland Software Corporation (“Borland”) announced the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and the filing of a Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2005 with the Securities and Exchange Commission (the “SEC”).

Borland hereby incorporates by reference into this Item 2.02 the information set forth in such press release, a copy of which is furnished as Exhibit 99.1 to this Current Report. Pursuant to the rules and regulations of the SEC, such exhibit and the information set forth therein and herein are deemed to be furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

Item 4.02 – Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Board of Directors of Borland determined on April 30, 2006 that Borland’s results of operations for the quarter ended September 30, 2005 understated Borland’s cost of service revenue by $446,000. As a result, Borland has corrected certain items in Borland’s previously reported results of operations for the quarter ended September 30, 2005, as reflected in Note 2 “Restatement of Condensed Consolidated Financial Statements” of the Notes to Condensed Consolidated Financial Statements and discussed in Part 1, Item 2, Management’s Discussion and Analysis of Financial Condition and Results of Operations, filed in Borland’s Quarterly Report on 10-Q/A filed with the SEC on May 2, 2006.

Due to the foregoing, the previously filed condensed consolidated financial statements in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and originally filed with the SEC on November 8, 2005 should no longer be relied upon.

The above conclusions were reached in consultation with the Audit Committee of Borland’s Board of Directors and were discussed with Borland’s independent registered public accounting firm, PricewaterhouseCoopers LLP. PricewaterhouseCoopers LLP has been provided with a copy of this disclosure in advance of this filing.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated May 2, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORLAND SOFTWARE CORPORATION

By:	/s/ TIMOTHY J. STEVENS
Timothy J. Stevens Senior Vice President & General Counsel

Date: May 2, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 2, 2006